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                                                                   EXHIBIT 10.13

                         CONTINENTAL CAN COMPANY, INC.
                    1995 RESTRICTED STOCK COMPENSATION PLAN

                  PART 1. PLAN ADMINISTRATION AND ELIGIBILITY
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I.  PURPOSE

     The purpose of this 1995 Restricted Stock Compensation Plan (the Plan) of Continental Can Company, Inc. (the Company) is to motivate and reward certain key officers and employees of the Company and its subsidiaries who occupy responsible executive or other positions with the Company and to promote the continued long-term growth of the Company. It provides a means for such management to receive part of their compensation in a form to encourage both short term and long term profitable growth of the Company and share in the risk with the Stockholders.

II.  ADMINISTRATION

     The Plan will be administered by the Personnel Committee of the Board of Directors of the Company (the Committee), no member of which shall be eligible to receive an award under the Plan. The Committee shall be composed of two or more individuals who at the time they grant any stock awards or exercise any other discretion in administering any aspect of the Plan are not and have not at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock of the Company or of its affiliates. In addition to the powers granted the Committee with respect to the granting of stock awards under the Plan, the Committee shall be empowered to administer and interpret the Plan, and all determinations made by it shall be final and conclusive.

III.  PARTICIPATION IN THE PLAN

     Only officers and key employees of the Company or any subsidiary of the Company as determined by the Committee (the Recipient) shall be eligible to participate in the Plan.

IV.  STOCK SUBJECT TO THE PLAN

     The maximum number of shares which may be granted under the Plan shall be 100,000 (One hundred thousand) shares of the Companys $.25 par value Common Stock. The limitation on the number of shares which may be awarded under the Plan shall be subject to adjustment as provided in Section X of the Plan.

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     If any outstanding award under the Plan for any reason is forfeited without having been vested in full, the shares allocable to the forfeited portion of such award shall again become available for grant pursuant to the Plan.

     Certificates representing shares of the Companys Common Stock awarded hereunder shall be issued in the name of the respective Recipients. During the period of time such shares are subject to the restrictions set forth in Section 5, such certificates shall be endorsed with a legend to that effect, and shall be held by the Company. The Recipient shall, nevertheless, have all the other rights of a stockholder, including the right to vote and the right to receive all cash dividends paid with respect to such shares and other distributions made with respect to such shares. Subject to the requirements of applicable law, certificates representing such shares shall be delivered to the Recipient within 30 days after the lapse of the restrictions to which they are subject.

     Upon the grant of stock, the Company may issue new shares or reissue shares previously repurchased by or on behalf of the Company. If shares are to be repurchased and reissued, the Company shall determine, on or before the last day of each fiscal quarter, the amount, if any, of the Companys Common Stock to be purchased by a broker or other independent agent designated by the Company (the Broker) in the following quarter for delivery under the Plan. Stock so purchased by the Broker shall be restored to the status of authorized by unissued shares. The amounts of stock to be purchased may be all or less than all of the projected requirements of the Plan. It is not the intent of the Company that purchases by the Broker exceed actual Plan requirements for the quarter. In such an event , however, excess shares should be carried over to help plan requirements for the following quarter. To the extent that the amounts purchased by the Broker do not need actual Plan requirements, the Company shall issue original shares. The Broker shall be free to purchase such stock at such times, at such prices, and in such amounts as the Broker deems appropriate, whether through brokers or by purchase from securities dealers, both on and off the national exchanges, or by private sale or otherwise, provided that the Broker shall purchase the full number of shares required by the Company to be purchased for that quarter, and that such purchases shall be consistent with such conditions as may be prescribed from time to time by law or by the Securities and Exchange Commission (SEC) in any rule or regulation or in any exemptive order of no-action letter issued by the SEC to the Company or the Broker with respect to the making of such purchases, or otherwise. As commitments for such purchases are made by the Broker, the Company shall, upon written consent of the Broker, deliver to the Broker the funds necessary to consummate such purchases and pay any brokerage and related incidental charges. All amounts transferred to the Broker by the Company shall be promptly invested in the Companys Common Stock, in no event later than 30 days after delivery of such funds by the Company.

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                                PART 2.  GRANTS
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V.  STOCK GRANTS

     The Committee in its sole discretion may grant shares of Common Stock to Recipients in lieu of cash compensation or as additional compensation.

VI.  RESTRICTIONS

     At the time of the grant of shares, the Committee, in its sole discretion, may establish for any Recipient a Restricted Period with respect to the grant, during which Restricted Period the grant or any portion thereof shall be subject to forfeiture; provided, however, that any shares granted pursuant to the Plan shall become vested in full upon the retirement of the Recipient because of total and permanent disability or upon the death of the Recipient. The Committee may, at its option, provide at any time for the early termination of such Restricted Period in respect of all or any portion or portions of such grant on such terms as the Committee deems appropriate.

     If a Recipient ceases to be an employee of the Company or any of its subsidiaries during the Restricted Period for any reason other than (i) death, or (ii) total and permanent disability, all stock granted to him which is still subject to the foregoing restrictions shall, upon such termination of employment, be forfeited to the Company; provided, however, that in the event his employment is terminated at the request of the Company or by action of the Company, the Committee may, but need not, determine that some or all of such shares shall not be subject to forfeiture or that shares which remain restricted shall be freed of any restriction and be fully vested. If a Recipient ceases to be an employee of the Company or any of its subsidiaries during the Restricted Period by reason of death or total and permanent disability, the Restricted Period referred to above shall terminate with respect to any portion of the grant which remains restricted. The Committee may at any time, in its sole discretion, accelerate or waive all or any portion of the restrictions remaining in respect of the stock grant for any or all Recipients.

     In the absence of an effective registration statement covering the issuance of such shares, each Recipient shall represent and warrant to and agree with the Company that he takes (i) any shares awarded under the Plan for investment only and not for purposes of sale or other disposition and will also take for investment only and not for purposes of sale or other disposition any rights, warrants, shares, or securities which may be issued on account of ownership of such shares, and (ii) will not sell or transfer any shares awarded or any rights, shares, or securities issued on account of the shares awarded or any shares received upon exercise of any such rights or warrants except in accordance with (A) an opinion of counsel for the Company (or of other counsel acceptable to the Company) that such shares, rights, warrants, or other securities may be disposed of without registration under the Securities Act of 1933, or (B) an applicable no action letter issued by the Staff of the Commission. In addition, certificates representing such shares (in the absence of an effective registration statement covering the issuance of such shares) shall bear the following legend: These shares have not been registered under the Securities Act of 1933 as amended and may not be pledged or hypothecated and

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may not be sold or transferred in the absence of an effective registration statement for the shares under such act or an opinion of counsel addressed to Continental Can Company, Inc. that registration is not required under such act.

                          PART 3.  GENERAL PROVISIONS
                          ---------------------------

VII.  ASSIGNMENTS

     The rights and benefits under this Plan may not be assigned except that there shall be no such limitation on shares not subject to any restriction.

VIII.  TIME FOR GRANTING AWARDS

   All grants of shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the adoption of the Plan by the Companys stockholders.

IX.  LIMITATION OF RIGHTS

     A. No Right to Continue as an Officer or Employee. Neither the Plan, nor the granting of an award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an officer or employee for any period of time, or at any particular rate of compensation.

     B. Stockholders Rights for Recipients. A Recipient shall have all the rights of a Stockholder with respect to the shares granted to him.

X.   CHANGES IN PRESENT STOCK

     If as a result of a stock dividend, stock split, recapitalization (or other adjustment in the stated capital of the Company), or as the result of a merger, consolidation, or other reorganization, the common shares of the Company are increased, reduced, or otherwise changed, the number of shares available hereunder shall be appropriately adjusted, and if by virtue thereof a Recipient shall be entitled to new or additional or different shares, such shares to which the Recipient shall be entitled shall be subject to the terms, conditions, and restrictions herein contained relating to the original shares. In the event that warrants or rights are awarded with respect to shares awarded hereunder, and the recipient exercises such rights or warrants, the shares or securities issuable upon such exercise shall likewise be subject to the terms, conditions, and restrictions herein contained relating to the original shares.

XI.  EFFECTIVE DATE OF THE PLAN

     The Plan shall take effect on the date of adoption by the Board of Directors of the Company subject to the approval of the Plan by the stockholders of the Company and the listing of the shares represented thereby on the New York Stock Exchange. Stock may be granted under the Plan at any time after such adoption and prior to the termination of this Plan.

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XII.  AMENDMENT OF THE PLAN

   The Committee may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders, no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section X, or materially increase the benefits accruing to participants under the Plan.

XIII.  NOTICE

   Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XIV. GOVERNING LAW

   This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

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